Exhibit 4.2

SUSQUEHANNA BANCSHARES, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 13, 2012

to

INDENTURE

Dated as of August 13, 2012

Senior Debt Securities

$150,000,000 5.375% SENIOR NOTES DUE 2022

FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of August 13, 2012, between SUSQUEHANNA BANCSHARES, INC., a Pennsylvania corporation (the “Company”), having its principal office at 26 North Cedar Street, Lititz, Pennsylvania 17543, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, having a designated corporate trust office located at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee have heretofore executed and delivered a certain Indenture, dated as of August 13, 2012, (the “Indenture”), providing for the issuance from time to time of Securities;

WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holder of any Securities to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture;

WHEREAS, pursuant to Sections 2.01 and 3.01 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been satisfied; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities of the series established by this First Supplemental Indenture by the Holders thereof from time to time on or after the date hereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all such Holders, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

ARTICLE I

DEFINITIONS

1.1 For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) references to any Article, Section or subdivision thereof are references to an Article, Section or other subdivision of this First Supplemental Indenture or the Indenture, as applicable, and (ii) capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

(a) The definition of “Responsible Officer” contained in the Indenture shall not apply to the Senior Notes and shall be replaced by the definition set forth below:

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the trustee, including any vice president, any assistant vice president, any senior associate, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

ARTICLE II

TERMS OF SERIES OF SECURITIES

2.1 Pursuant to Sections 2.01 and 3.01 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:

(a) Designation. The Securities of this series shall be known and designated as the “5.375% Senior Notes due 2022” of the Company (the “Senior Notes”).

(b) Aggregate Principal Amount. The aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture and this First Supplemental Indenture is unlimited. $150,000,000 aggregate principal amount of the Senior Notes are to be issued on the date of this First Supplemental Indenture. The Company has the right to issue additional Senior Notes as Add On Securities in the future. Any such additional Senior Notes shall have the same terms as the Senior Notes issued on the date of this First Supplemental Indenture but may be offered at a different offering price and accrue interest from a different date than the Senior Notes issued on the date of this First Supplemental Indenture. Any such additional Senior Notes will be treated as part of the same series as the Senior Notes issued on the date of this First Supplemental Indenture for all purposes under the Indenture.

(c) Denominations. The Senior Notes shall be issued only in fully registered form, and the authorized denominations of the Senior Notes shall be $2,000 and integral multiples of $1,000 in excess thereof.

(d) Maturity Date. The principal amount of, and all accrued and unpaid interest on, the Senior Notes shall be payable in full on August 15, 2022 or, if such day is not a Business Day, the following Business Day (the “Stated Maturity Date”).

(e) Rate of Interest. The Senior Notes shall bear interest on their principal amount from and including the date they are initially issued to but excluding the date on which the principal amount is paid or made available for payment at the annual rate of 5.375%, payable on semi-annually in arrears on each February 15 and August 15, beginning on February 15, 2013 (each such date an “Interest Payment Date”). In the event that any Interest Payment Date would otherwise fall on a day that is not a Business Day, the payment of interest shall be postponed to the next day that is a Business Day and no interest shall accrue as a result of that postponement.

(f) To Whom Interest Payable. Interest shall be payable to the Person in whose name the Senior Notes are registered on the applicable Regular Record Date, which shall be the

15th calendar day prior to the Interest Payment Date, whether or not such day is a Business Day. Interest on the Senior Notes at maturity will be payable to the Person to whom principal is payable.

(g) Sinking Fund. The Senior Notes shall not be subject to any sinking fund or similar provisions pursuant to Article XII of the Indenture or otherwise.

(h) Defeasance and Covenant Defeasance. Provision is hereby made for both Defeasance and Covenant Defeasance of the Senior Notes, in each case, upon the terms and conditions contained in Article XIII of the Indenture.

(i) Conversion. The Senior Notes shall not be convertible into any other securities or other property.

(j) Form. The Senior Notes shall be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same.

(k) Waiver of Replacement Capital Covenant. The Senior Notes shall not be entitled to benefit in any way from the Replacement Capital Covenant, dated as of December 12, 2007, entered into by the Company in favor of certain holders of the Company’s debt, and subsequently amended by an amendment dated as of July 18, 2012 (as amended, the “Replacement Capital Covenant”). The Senior Notes shall never become Eligible Debt or Covered Debt (as such terms are defined in the Replacement Capital Covenant), and the Holders of the Senior Notes shall never be entitled to become Covered Debtholders (as defined in the Replacement Capital Covenant). Any Person purchasing or otherwise acquiring a Senior Note or any interest therein shall thereby be deemed to have agreed to the foregoing.

ARTICLE III

ADDITIONAL PROVISIONS

3.1. Scope. The additional provisions set forth below shall apply to, and govern the terms of, the Senior Notes and shall not apply to any other series of Securities.

3.2 Limitation on Disposition of Stock of Bank. So long as any Senior Notes shall be Outstanding, neither the Company nor any Intermediate Subsidiary (as hereinafter defined) shall (except to the Company or an Intermediate Subsidiary) sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of Voting Stock (as defined below) of Susquehanna Bank (including any successor thereto, the “Bank”), nor shall the Company or any Intermediate Subsidiary permit the Bank to issue (except to the Company or an Intermediate Subsidiary) any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, nor shall the Company permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary, except that (i) the Company or an Intermediate Subsidiary may make any such sale, assignment, transfer, or grant of a security interest or other disposition for fair market value on the date thereof, as determined by the Board of Directors of the Company or such Intermediate Subsidiary, as the case may be (which determination shall be conclusive), and evidenced by a duly adopted resolution thereof delivered to the Trustee, and (ii) in each such case, after giving effect thereto, the Company and any one or more Intermediate Subsidiaries shall own at least 80% of the Voting Stock of the Bank then issued and outstanding free and clear of any security interest. Notwithstanding the foregoing, the Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia, if after giving effect to such merger or consolidation the Company and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of such other banking institution and immediately after giving effect thereto and treating any such resulting bank thereafter as the Bank for purposes of this Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

For purposes of this Section, an “Intermediate Subsidiary” means a Subsidiary, other than the Bank, (i) that is organized under the laws of the United States, any State thereof or the District of Columbia, and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly or indirectly by the Company, free and clear of any security interest.

“Voting Stock” of any specified person means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The provisions of this Section shall not prohibit the Company from consolidating with or merging into any other Person or from conveying, transferring or leasing the Company’s properties and assets substantially as an entirety to any Person as otherwise permitted pursuant to Article VIII of the Indenture.

3.3 Electronic Transmission. The Trustee agrees to accept and act upon instructions or directions from the Company pursuant to this Indenture sent by unsecured e-mail, portable document format (or PDF), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction, except for instances of negligence or willful misconduct. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

3.4 Section 5.12(3) contained in the Indenture shall not apply to the Senior Notes and shall be replaced by the following:

(3) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Senior Notes not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

3.5 Section 6.01(b)(2) contained in the Indenture shall not apply to the Senior Notes and shall be replaced by the following:

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates and opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

3.6 Section 6.01(d) contained in the Indenture shall not apply to the Senior Notes and shall be replaced by the following:

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, unless it receives security or indemnity reasonably satisfactory to it against any loss, liability or expense.

3.7 Section 6.02(e) contained in the Indenture shall not apply to the Senior Notes and shall be replaced by the following:

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

3.8 The third sentence in the second paragraph of Section 6.06 of the Indenture shall not apply to the Senior Notes.

3.9 The first paragraph of Section 11.03 of the Indenture shall not apply to the Senior Notes and shall be replaced by the following:

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee on a pro rata basis or by such method as the Trustee deems fair and appropriate (or, in the case of Securities in global form, beneficial interests in such Securities may be selected for redemption by the applicable clearing system in accordance with customary procedures). If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date in accordance with the preceding sentence.

ARTICLE IV

MISCELLANEOUS

4.1 If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 through operation of Section 318(c) thereof, such imposed duties shall control.

4.2 The Article headings herein are for convenience only and shall not affect the construction hereof.

4.3 All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

4.4 In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.5 Nothing in this First Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this First Supplemental Indenture.

4.6 THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.7 The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

4.8 In the event any conflict arises between the terms of the Indenture and the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be controlling and supersede such conflicting terms of the Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Indenture shall remain in full force and effect with respect to the Senior Notes.

[Signature page follows.]

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Drew K. Hostetter
Name:	Drew K. Hostetter
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

Annex A – Form of Senior Notes

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SUSQUEHANNA BANCSHARES, INC.

5.375% Senior Notes due 2022

August 13, 2012

No.1	$150,000,000

Susquehanna Bancshares, Inc., a Pennsylvania corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 on August 15, 2022, and to pay interest thereon from August 13, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2013 at the rate of 5.375% per annum, until the principal hereof is paid or made available for payment. Interest shall be payable to the Person in whose name this Security is registered on the 15th calendar day prior to the Interest Payment Date, whether or not such day is a Business Day. Interest on this Security at maturity will be payable to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Pittsburgh, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the date first set forth above.

SUSQUEHANNA BANCSHARES, INC.

By:
Name:
Title:

Attest:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 13, 2012 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Indenture contains provisions for defeasance at any time of (l) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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